MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                   For the Three Months Ended March 27, 1998
                               -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------

Earnings                           $      5,492,913           $     6,441,990
                                   ================           ===============

Fixed charges                      $         -                $          -

Preferred securities
  distribution requirements               5,328,125                 5,492,913
                                   ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $      5,328,125           $     5,492,913
                                   ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                      1.17


                                    For the Three Months Ended March 28, 1997
                               -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------

Earnings                           $      5,615,371           $     6,585,426
                                   ================           ===============

Fixed charges                      $         -                $         -

Preferred securities
  distribution requirements               5,328,125                 5,492,913
                                   ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $      5,328,125           $     5,492,913
                                   ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.05                      1.20